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                                                            EXHIBIT 5.1 and 23.5

                      Opinion of Appleby Spurling & Kempe

                                                                    26 July 2000

TyCom Ltd.
The Zurich Centre, Second Floor, Suite 201
90 Pitts Bay Road
Pembroke HM 08, Bermuda

Dear Sirs:

TyCom Ltd. (the "Company")

We have acted as legal counsel in Bermuda to the Company in connection with the preparation and filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933 of a registration statement (the "Abbreviated Registration Statement") on Form S-1 in relation to the registration of 7,800,000 common shares ("Common Shares") of par value US$0.25 each in the Company (the "Additional Common Shares"). The Additional Common Shares are to be purchased by certain underwriters and offered for sale to the public together with the 62,500,000 Common Shares registered pursuant to a Registration Statement on Form S-1 (File No. 333-32134) of the Company that was declared effective earlier today (the "Initial Registration Statement").

Unless otherwise defined in this opinion or the Schedule to it, capitalised terms have the meanings assigned to them in the Initial Registration Statement.

For the purposes of this opinion we have examined and relied upon the documents listed (which, in some cases, are also defined) in the Schedule to this opinion (the "Documents").

Assumptions

In stating our opinion we have assumed:

     (a) the authenticity, accuracy and completeness of all Documents (including, without limitation, public records) submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, electronic or photostatic copies;

     (b) the genuineness of all signatures on the Documents;

     (c) the authority, capacity and power of each of the persons signing the Documents (other than directors or officers of the Company);

     (d) that any factual statements made in any of the Documents are true, accurate and complete;

     (e) that the records which were the subject of the search made on 26 July 2000 of the Register of Companies at the office of the Registrar of Companies referred to in paragraph 7 of the Schedule to this opinion were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered; and

     (f) that the price at which the Additional Common Shares are agreed to be issued pursuant to the underwriting agreement as referred to in the Registration Statement is equal to or greater than their par value per share of US$0.25.
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Opinion

Based upon and subject to the foregoing, and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

     (1) The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda and is in good standing under the laws of Bermuda.

     (2) The Additional Common Shares have been duly created as authorised but unissued Common Shares and, when duly resolved by the board of directors of the Company to be issued and allotted, and when paid for, as contemplated by the underwriting agreement as referred to in the prospectus included in the Initial Registration Statement (and incorporated by reference in the Abbreviated Registration Statement), will be duly authorised, validly issued, fully-paid and non-assessable shares of the Company.

Reservations

We have the following reservations:

     (a) We express no opinions as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

     (b) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

     (c) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid Additional Common Shares, (subject to any contrary provision in any agreement between the Company and the holders of such shares) that no holder of such Additional Common Shares shall be bound by an alteration of the memorandum of association or bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

     (d) Searches of the Register of Companies at the office of the Registrar of Companies are not conclusive and it should be noted that the Register of Companies does not reveal:

       (i) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or appear in the public records at the date and time the search is concluded; or

       (ii) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded.

     (e) In order to issue this opinion we have carried out the search referred to in paragraph 7 of the Schedule to this opinion at 9:00 am on 26 July 2000 and have not enquired as to whether there has been any change since that time and date.

     (f) In this opinion, the term "good standing" means only that the Company has received a certificate of compliance from the Registrar of Companies in Hamilton, Bermuda.

Disclosure

This opinion is addressed to you in connection with the filing by the Company of the Abbreviated Registration Statement with the Securities and Exchange Commission for the purposes of registering the Additional Common Shares under the Securities Act of 1933. We consent to the filing of this opinion as an exhibit to the Abbreviated Registration Statement. We also consent to the reference to our name under the heading "Legal Matters" in the Initial Registration Statement, which is incorporated in the Abbreviated Registration Statement, in the form in which it appears.
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This opinion is addressed to the Company solely for the benefit of the Company and (save as referred to in the preceding paragraph) is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted nor referred to in any public document nor filed with any governmental agency or person without our prior written consent, except as may be required by law. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,

                                          /s/ Appleby Spurling & Kempe
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                                  THE SCHEDULE

     1. An electronic copy of the Abbreviated Registration Statement, excluding the exhibits thereto and an electronic copy of Amendment No. 6 to the Initial Registration Statement (which includes a prospectus in relation to the Company) excluding the exhibits thereto.

     2. Certified copies dated 26 July 2000 of:

      2.1the written resolutions of the sole shareholder of the Company passed on 6 July 2000;

      2.2 the unanimous written resolutions of the Board of Directors of the Company adopted on 6 July 2000; and

      2.3 the unanimous written resolution of the Board of Directors of the Company adopted on 24 July 2000.

              (together, the "Resolutions").


     3. Certified copies dated 6 July 2000 of:

      3.1the certificate of incorporation of the Company;

      3.2the memorandum of association of the company; and

      3.3the bye-laws of the Company,

              (together, the "Constitutional Documents").


     4. A copy of a letter dated 24 July 2000 evidencing the consent of the Bermuda Monetary Authority to the issue by the Company of the Common Shares.

     5. A certified copy dated 6 July 2000 of the register of shareholders of the Company as at 6 July 2000 (the "Share Register").

     6. An officer's certificate dated 26 July 2000 and issued by Byron S. Kalogerou as Secretary of the Company on which we have relied for the purposes of our statements in opinion paragraph 2.

     7. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the offices of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 26 July 2000.

     8. A certificate of compliance dated 4 July 2000 issued by the Registrar of Companies, Hamilton, Bermuda in respect of the Company.